UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549
FORM 8‑K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 24, 2009
TOR Minerals International, Inc. (Exact Name of Registrant as Specified in Its Charter) Delaware (State or Other Jurisdiction of Incorporation)
0-17321 (Commission File Number) 722 Burleson Street Corpus Christi, Texas (Address of Principal Executive Offices)	74-2081929 (IRS Employer Identification No.) 78402 (Zip Code)
(361) 883-5591 (Registrant's Telephone Number, Including Area Code) N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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ITEM 1.01             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Amended US Credit Agreement with Bank of America:

On September 25, 2009, TOR Minerals International, Inc. (the "Company", "Borrower") amended its current Credit Agreement with Bank of America, N.A. (the "Bank").  Under the terms of the amendment (the "Credit Agreement Amendment") the maturity date for the Company's Credit Agreement was extended from October 1, 2009 to February 15, 2010, at which time all debt under the Credit Agreement becomes due and payable.

The Company's Credit Agreement with the Bank consists of the following:

•         Revolving Line of Credit (the "Line"), secured by the accounts receivable and inventory of the Company's US operation of which $1,850,000 was outstanding at September 25, 2009; and

•         Term Loan, secured by the property, plant, equipment, accounts receivable and inventory of the Company's US operation, in the amount of $266,667.

In addition, the Credit Agreement Amendment amended the terms of the Credit Agreement as follows:

•         The Line was modified to reduce the amount of available borrowing under the Line from $2,500,000 to $2,225,000; and

•         The interest rate on the Line and Term Loan was increased from Prime plus 2.5% to Prime plus 3%.

In consideration of the agreements with the Bank contained in the amendment, in accordance with the previous amendment to the Credit Agreement, the Company agreed to use all proceeds in excess of $1 million that it receives on or after May 1, 2009 from the issuance of any of its capital stock, from capital contributions in respect of its capital stock, from the issuance of Debentures or from the incurrence of permitted subordinated indebtedness (as defined in the Credit Agreement) to prepay the loans and other obligations under the Credit Agreement, in such order and in such manner as the Bank may elect in its sole discretion.  Pursuant to this provision, effective August 21, 2009, the Company accepted subscriptions for the sale of Units, each Unit consisting of an aggregate principal amount of $25,000 of its six-percent (6%) Convertible Subordinated Debentures due May 4, 2016 (the "Debentures"), and issued warrants to purchase 47,170 shares of the Company's common stock to each subscriber of a Unit.  The Company received gross proceeds of $500,000 from the sale of the Units, which were paid to the Bank in reduction of debt outstanding under the Line.

The Company is working to establish a corporate lending relationship with a new financial institution for the Company's US operations prior to February 15, 2010, the revised maturity date under the Credit Agreement, to permit the Company to refinance its outstanding debt with the Bank prior to its stated maturity.  If the Company is unable to refinance the debt due to the Bank prior to its stated maturity or if the Company defaults under the terms of the Credit Agreements prior to its stated maturity and the Bank were to accelerate the maturity of such indebtedness, the Company does not have sufficient liquidity to pay off the indebtedness owed to the Bank, and the Bank would be entitled to exercise all of its rights and remedies as a secured lender under the Credit Agreement.

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Subordination Agreement:

The Company and the Bank executed a subordination agreement (the "Subordination Agreement"), effective September 25, 2009, with X-L Investments, a Texas general partnership ("X-L"), Five Star Investments, a Texas general partnership ("Five Star"), Thomas Pauken ("T. Pauken"), Ida Pauken ("I. Pauken"), William Solemene ("Solemene"), and Stanley F. Bedell ("Bedell" and collectively with X-L, Five Star, T. Pauken, I. Pauken and Solemene, the "Subordinated Lenders" and each a "Subordinated Lender"), each of which is a purchaser of Units in the Company's previously described private placement in August 2009.  The Subordination Agreement was required of the Company and the Subordinated Lenders as a condition of the Credit Agreement Amendment, which condition has been fulfilled.

Under the terms of the Subordination Agreement, any payment or distribution in respect of the Debentures is and shall be expressly junior and subordinated in right of payment to all amounts due and owing to the Bank from time to time, and the Subordinated Lenders may not receive or accept any payment with respect to the Debentures.  However, if no default exists under the Credit Agreement, the Company may pay, and the Subordinated Lenders may receive, regularly scheduled payments of interest in respect of the Debentures, in each case as set out in the Debentures on the date of the Agreement.  In addition, the Debentures shall be unsecured in all respects and the Company may not incur, grant, or permit to exist any liens on any of its assets to secure all or any portion of the Debentures.

Waiver of Exercise and Conversion Rights

On September 24, 2009, in connection with the Company's previously described private placement in August 2009 and in order to comply with certain of the Nasdaq Marketplace Rules, the Company entered into a Waiver of Exercise and Conversion Rights (the "Waiver") with Thomas Pauken, a director of the Company, and Ida Pauken, Mr. Pauken's wife.  Mr. and Mrs. Pauken (the "Unitholders") each purchased one Unit in the private placement.

Under the terms of the Waiver, the Unitholders agreed not to convert the Debentures acquired in the private placement or to exercise the warrants acquired in the private placement until such time as the Company obtains stockholder approval for the issuance of shares of the Company's common stock upon such conversion or exercise.  In addition, the Company agreed to submit the issuance of shares of the Company's common stock upon the conversion of the Debentures and the exercise of the warrants acquired by the Unitholders in the private placement for stockholder approval at the next meeting of stockholders of the Company.

ITEM 2.03             CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

See our discussion in Item 1.01 with respect to the Company's amended Credit Agreement with Bank of America, which is incorporated herein by reference.

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ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Businesses Acquired. Not applicable.
(b)	Pro Forma Financial Information. Not applicable.
(c)	Shell company transaction Not applicable
(d)	Exhibits. The following exhibit is furnished in accordance with the provisions of Item 601 of Regulation S-B:
	Exhibit Number	Description
	10.1	Ninth Amendment to Second Amended and Restated Loan Agreement
	10.2	Subordination Agreement
	10.3	Waiver of Exercise and Conversion Rights
	99.1	Press Release, dated September 28, 2009, announcing amendment to loan agreement
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TOR MINERALS INTERNATIONAL, INC. _____________________ (Registrant)

Date: September 28, 2009		/s/ BARBARA RUSSELL
Barbara Russell Acting Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Eight Amendment to Second Amended and Restated Loan Agreement
10.2	Subordination Agreement
10.3	Waiver of Exercise and Conversion Rights
99.1	Press Release, dated September 28, 2009, announcing amendment to loan agreement
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